Exhibit 99.1

Verisk Reports Third-Quarter 2022 Financial Results

•

Consolidated revenues were $745.3 million, down 1.8%, and up 4.8% on an organic constant currency (OCC) basis for the third quarter of 2022. The decline in our consolidated revenue was primarily due to the sale of our environmental health and safety business (3E) and Verisk Financial Services segment.

•	Net income attributable to Verisk was $189.4 million, down 6.1% for the third quarter of 2022. Adjusted EBITDA, a non-GAAP measure, was $383.5 million, up 1.2%, and up 6.0% on an OCC basis.
•

Diluted GAAP earnings per share (diluted EPS) attributable to Verisk were $1.20 for the third quarter of 2022, down 3.2%. Diluted adjusted earnings per share (diluted adjusted EPS), a non-GAAP measure, were $1.46, up 1.4%.

•	Consolidated and OCC Revenue and Adjusted EBITDA growth were negatively impacted by the suspension of all commercial operations in Russia.
•	Net cash provided by operating activities was $280.2 million, down 1.8% and free cash flow, a non-GAAP measure, was $214.4 million, down 4.2% for the third quarter of 2022.
•	We paid a cash dividend of 31 cents per share on September 30, 2022. Our Board of Directors approved a cash dividend of 31 cents per share payable on December 30, 2022.
•	We repurchased $300.0 million of our shares during the third quarter of 2022.
•	We signed a definitive agreement to sell our Energy business, Wood Mackenzie, to Veritas Capital for $3.1 billion in cash consideration payable at closing plus future additional contingent consideration of up to $200 million.

JERSEY CITY, N.J., November 1, 2022 — Verisk (Nasdaq: VRSK), a leading global data analytics provider, today announced results for the third quarter ended September 30, 2022.

Lee Shavel, CEO, said, "Verisk reported solid operating results in the quarter while also delivering on our stated intention to become a global insurance-focused data, analytics, and technology company and to improve operating efficiency. As we move forward, I am confident that with our proprietary data sets, talented and dedicated people, deep industry knowledge, and technical expertise, Verisk is best positioned to create value for our customers by helping them evolve in a new digital environment, integrate rapidly growing data sets, and achieve new levels of efficiency.

Elizabeth Mann, CFO, said, "In the third quarter of 2022, Verisk delivered OCC revenue growth of 4.8% and OCC adjusted EBITDA growth of 6.0%, demonstrating strong operational leverage and executing against our commitment to deliver margin expansion. I am excited to be at Verisk during such a transformative time and am energized by the opportunity to build upon Verisk's strong financial and competitive positioning to drive long-term value for our shareholders.

Summary of Results (GAAP and Non-GAAP)

(in millions, except per share amounts)

Note: Adjusted EBITDA, diluted adjusted EPS, and free cash flow are non-GAAP measures.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Revenues	$745.3	$759.0	(1.8)%	$2,267.1	$2,232.6	1.5%
Net income attributable to Verisk	189.4	201.7	(6.1)	892.8	524.3	70.3
Adjusted EBITDA	383.5	378.8	1.2	1,123.6	1,095.1	2.6
Diluted EPS attributable to Verisk	1.20	1.24	(3.2)	5.59	3.21	74.1
Diluted adjusted EPS	1.46	1.44	1.4	4.33	3.85	12.5
Net cash provided by operating activities	280.2	285.2	(1.8)	810.0	967.1	(16.2)
Free cash flow	214.4	223.8	(4.2)	615.0	784.0	(21.6)

Revenues

Consolidated revenues decreased 1.8% and increased 4.8% on an OCC basis for the third quarter of 2022. The decline in our consolidated revenue was primarily due to the sale of our environmental health and safety business (3E) and Verisk Financial Services, partially offset by acquisitions. In addition, the suspension of all commercial operations in Russia negatively impacted revenue by $3.3 million in the third quarter of 2022. Normalizing for this, OCC revenue would have grown 5.3%.

Revenues and Revenue Growth by Segment

(in millions)

Note: OCC revenue growth is a non-GAAP measure.

			Revenue Growth
	Three Months Ended		Three Months Ended
	September 30,		September 30, 2022
	2022	2021	Reported	OCC
Underwriting & rating	$436.2	$390.5	11.7%	6.5%
Claims	173.9	167.4	3.9	2.4
Insurance	610.1	557.9	9.4	5.3
Energy and Specialized Markets	135.2	165.9	(18.5)	2.5
Financial Services	—	35.2	(100.0)	-
Revenues	$745.3	$759.0	(1.8)	4.8

			Revenue Growth
	Nine Months Ended		Nine Months Ended
	September 30,		September 30, 2022
	2022	2021	Reported	OCC
Underwriting & rating	$1,290.0	$1,156.0	11.6%	6.7%
Claims	516.5	487.5	5.9	4.1
Insurance	1,806.5	1,643.5	9.9	5.9
Energy and Specialized Markets	423.0	484.4	(12.7)	1.8
Financial Services	37.6	104.7	(64.1)	-
Revenues	$2,267.1	$2,232.6	1.5	5.1

Insurance segment revenues grew 9.4% in the third quarter and 5.3% on an OCC basis.

•

Underwriting and rating revenues increased 11.7% in the quarter and 6.5% on an OCC basis, resulting primarily from annual increases in price derived from continued enhancements to the content of the solutions within our industry-standard insurance programs, as well as selling expanded solutions to existing customers in commercial and personal lines. In addition, extreme events solutions and life solutions contributed to the growth.

•

Claims revenues grew 3.9% in the quarter and 2.4% on an OCC basis, resulting primarily from growth in our claims analytics solutions and modest growth in our repair cost estimation solutions, offset by a tough comparison to a more active storm season in the prior year.

Energy and Specialized Markets segment revenue decreased 18.5% in the quarter and increased 2.5% on an OCC basis. The decline in revenue was primarily due to the sale of the 3E business that closed on March 11, 2022 and the suspension of commercial operations in Russia. OCC growth was driven by growth in research revenue, offset in part by a decline in consulting revenue. Normalizing for the impact of suspended operations in Russia, Energy revenue would have grown 5.2% on an OCC basis.

There was no Financial Services segment revenue in the quarter as we closed the sale of Verisk Financial Services on April 8, 2022.

Net Income Attributable to Verisk and Adjusted EBITDA

During third-quarter 2022, net income attributable to Verisk decreased 6.1%. The decrease was primarily driven by lower revenues as a result of dispositions, a loss incurred as part of true up of the normal closing adjustments related to the dispositions of 3E and Verisk Financial Services, and higher interest expense. Adjusted EBITDA increased 1.2%, and 6.0% on an OCC basis. During the quarter, we incurred incremental expense of $0.2 million related to the suspension of all commercial operations in Russia. Adjusted for this impact, OCC adjusted EBITDA growth was 7.0%.

EBITDA and Adjusted EBITDA by Segment

(in millions)

Note: Adjusted EBITDA is a non-GAAP measure. Margin is calculated as a percentage of revenues. See "Non-GAAP Reconciliations" below for a reconciliation to the nearest GAAP measure. All OCC figures exclude results from recent dispositions namely, 3E and Verisk Financial Services. Segment-level adjusted EBITDA margins for 2022 reflect a higher level of corporate allocations resulting from recent dispositions and the impact of foreign currency fluctuations.

	Three Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2022	2022
	2022	2021	2022	2021	2022	2021	Reported	OCC	2022	2021
Insurance	$329.3	$311.5	54.0%	55.8%	$337.0	$311.6	8.2%	6.9%	55.2%	55.9%
Energy and Specialized Markets	40.1	60.5	29.6	36.5	46.5	60.5	(23.1)	(0.2)	34.4	36.5
Financial Services	(1.4)	6.7	-	19.0	0.0	6.7	(100.0)	-	0.0	19
Consolidated	$368.0	$378.7	49.4	49.9	$383.5	$378.8	1.2	6.0	51.5	49.9

	Nine Months Ended September 30,
	EBITDA		EBITDA Margin		Adjusted EBITDA		Adjusted EBITDA Growth		Adjusted EBITDA Margin
							2022	2022
	2022	2021	2022	2021	2022	2021	Reported	OCC	2022	2021
Insurance	$965.5	$911.2	53.4%	55.4%	$973.2	$911.3	6.8%	6.2%	53.9%	55.4%
Energy and Specialized Markets	589.1	171.8	139.3	35.5	143.9	171.8	(16.3)	(3.8)	34.0	35.5
Financial Services	(86.8)	12.0	(230.8)	11.4	6.5	12.0	(45.3)	-	17.4	11.4
Consolidated	$1,467.8	$1,095.0	64.7	49.0	$1,123.6	$1,095.1	2.6	4.8	49.6	49.1

Earnings Per Share and Diluted Adjusted Earnings Per Share

Diluted EPS attributable to Verisk decreased 3.2% to $1.20 for the third quarter of 2022 due to the impact of the dispositions of 3E and Verisk Financial Services, including a loss incurred as part of a true-up of the normal closing adjustments, an adjustment to our acquisitions-related cost (earn-outs), and increased interest expense. This was partially offset by growth in our Insurance segment and a lower average share count.

Diluted adjusted EPS increased 1.4% to $1.46 for the third quarter of 2022 primarily due to growth in our Insurance segment and a lower average share count, partially offset by the impact of the dispositions of 3E and Verisk Financial Services, increased interest expense, and the suspension of all commercial operations in Russia.

Cash Flow and Free Cash Flow

Net cash provided by operating activities was $280.2 million for the third quarter of 2022, down 1.8% and free cash flow was $214.4 million, down 4.2%. Both cash flow measures were negatively affected by the dispositions of 3E and Verisk Financial Services. Free cash flow is a non-GAAP measure. See "Non-GAAP reconciliations" below for a reconciliation to the nearest GAAP measure.

Dividend

On September 30, 2022, we paid a cash dividend of 31 cents per share of common stock issued and outstanding to the holders of record as of September 15, 2022.

On October 26, 2022, our Board of Directors approved a cash dividend of 31 cents per share of common stock issued and outstanding, payable on December 30, 2022, to holders of record as of December 15, 2022.

Share Repurchases

Including the accelerated share repurchase (ASR) settled in the third quarter of 2022, we repurchased approximately 1.6 million shares at an average price of $187.08, for a total cost of $300 million for the third quarter of 2022. As of September 30, 2022, we had $407.5 million remaining under our share repurchase authorization.

Conference Call

Our management team will host a live audio webcast to discuss the financial results and business highlights on Wednesday, November 2, 2022, at 8:30 a.m. EST (5:30 a.m. PT, 1:30 p.m. GMT). All interested parties are invited to listen to the live event via webcast on our investor website at http://investor.verisk.com. The discussion will also be available through dial-in number 1-888-660-6191 for U.S./Canada participants or 929-203-1913 for international participants.

A replay of the webcast will be available for 30 days on our investor website and through the conference call number 1-800-770-2030 for U.S./Canada participants or 647-362-9199 for international participants using Conference ID #4026897.

About Verisk

Verisk provides data-driven analytic insights and solutions for the insurance and energy industries. Through advanced data analytics, software, scientific research, and deep industry knowledge, Verisk empowers customers to strengthen operating efficiency, improve underwriting and claims outcomes, combat fraud, and make informed decisions about global issues, including climate change and extreme events as well as political and ESG topics. With offices in more than 30 countries, Verisk consistently earns certification by Great Place to Work® and fosters an inclusive culture where all team members feel they belong.

Verisk is traded on the Nasdaq exchange and is a part of the S&P 500 Index and the Nasdaq-100 Index.

For more information, please visit www.verisk.com.

Contact:

Investor Relations
Stacey Brodbar
Head of Investor Relations
Verisk
201-469-4327
IR@verisk.com

Media

Alberto Canal

Verisk Public Relations

201-469-2618

Alberto.Canal@verisk.com

Forward-Looking Statements

This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. This includes, but is not limited to, our expectation and ability to pay a cash dividend on our common stock in the future, subject to the determination by our Board of Directors and based on an evaluation of our earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements, because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance.

Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in our quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.

Notes Regarding the Use of Non-GAAP Financial Measures

We have provided certain non-GAAP financial information as supplemental information regarding our operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. We believe that our presentation of non-GAAP measures provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. In addition, our management uses these measures for reviewing our financial results, for budgeting and planning purposes, and for evaluating the performance of senior management.

EBITDA, Adjusted EBITDA, and Adjusted EBITDA Expenses: EBITDA represents GAAP net income adjusted for (i) depreciation and amortization of fixed assets; (ii) amortization of intangible assets; (iii) interest expense; and (iv) provision for income taxes. Adjusted EBITDA represents EBITDA adjusted for acquisition-related costs (earn-outs), gain/loss from dispositions (which includes businesses held for sale), and nonrecurring gain/loss. Adjusted EBITDA expenses represent adjusted EBITDA net of revenues. We believe these measures are useful and meaningful because they help us allocate resources, make business decisions, allow for greater transparency regarding our operating performance, and facilitate period-to-period comparison.

Adjusted Net Income and Diluted Adjusted EPS: Adjusted net income represents GAAP net income adjusted for (i) amortization of intangible assets, net of tax; (ii) acquisition-related costs (earn-outs), net of tax; (iii) gain/loss from dispositions (which includes businesses held for sale), net of tax; and (iv) nonrecurring gain/loss, net of tax. Diluted adjusted EPS represents adjusted net income divided by weighted-average diluted shares. We believe these measures are useful and meaningful because they allow evaluation of the after-tax profitability of our results excluding the after-tax effect of acquisition-related costs and nonrecurring items.

Free Cash Flow: Free cash flow represents net cash provided by operating activities determined in accordance with GAAP minus payments for capital expenditures. We believe free cash flow is an important measure of the recurring cash generated by our operations that may be available to repay debt obligations, repurchase our stock, invest in future growth through new business development activities, or make acquisitions.

Organic: Organic is defined as operating results excluding the effect of recent acquisitions and dispositions (which include businesses held for sale) that have occurred over the past year. An acquisition is included as organic at the beginning of the calendar quarter that occurs subsequent to the one-year anniversary of the acquisition date. Once an acquisition is included in its current-period organic base, its comparable prior-year-period operating results are also included to calculate organic growth. A disposition (which includes a business held for sale) is excluded from organic at the beginning of the calendar quarter in which the disposition occurs (or when a business meets the held-for-sale criteria under U.S. GAAP). Once a disposition is excluded from its current-period organic base, its comparable prior-year-period operating results are also excluded to calculate organic growth. We believe the organic presentation enables investors to assess the growth of the business without the impact of recent acquisitions for which there is no prior-year comparison and the impact of recent dispositions, for which results are removed from all prior periods presented to allow for comparability.

Organic Constant Currency (OCC) Growth Rate: Our operating results, such as, but not limited to, revenue and adjusted EBITDA, reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which we transact changes in value over time compared with the U.S. dollar; accordingly, we present certain constant currency financial information to assess how we performed excluding the impact of foreign currency exchange rate fluctuations. We calculate constant currency by translating comparable prior-year-period results at the currency exchange rates used in the current period. We believe organic constant currency is a useful and meaningful measure to enhance investors’ understanding of the continuing operating performance of our business and to facilitate the comparison of period-to-period performance because it excludes the impact of foreign exchange rate movements, acquisitions, and dispositions.

See page 10 for a reconciliation of consolidated adjusted EBITDA and a segment results summary and a reconciliation of adjusted EBITDA. See page 11 for a reconciliation of segment adjusted EBITDA margin, a reconciliation of adjusted EBITDA expenses, and a reconciliation of diluted adjusted EPS. See page 12 for a reconciliation of net cash provided by operating activities to free cash flow.

Attached Financial Statements

Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

As of September 30, 2022 and December 31, 2021

	September 30, 2022	December 31, 2021
	(in millions, except for share and per share data)
ASSETS:
Current assets:
Cash and cash equivalents	$276.8	$280.3
Accounts receivable, net of allowance for doubtful accounts of $17.7 and $21.3, respectively	458.4	446.3
Prepaid expenses	102.4	102.6
Income taxes receivable	40.4	36.7
Other current assets	40.4	36.7
Total current assets	918.4	902.6
Noncurrent assets:
Fixed assets, net	652.0	658.2
Operating lease right-of-use assets, net	213.5	253.1
Intangible assets, net	1,090.5	1,225.9
Goodwill	3,655.6	4,331.2
Deferred income tax assets	4.2	6.6
Other noncurrent assets	440.4	430.5
Total assets	$6,974.6	$7,808.1

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	312.2	320.7
Short-term debt and current portion of long-term debt	1,067.7	971.3
Deferred revenues	560.1	501.0
Operating lease liabilities	35.2	41.2
Income taxes payable	5.1	9.0
Total current liabilities	1,980.3	1,843.2
Noncurrent liabilities:
Long-term debt	2,343.7	2,342.8
Deferred income tax liabilities	384.5	470.5
Operating lease liabilities	217.9	254.7
Other noncurrent liabilities	42.2	54.4
Total liabilities	4,968.6	4,965.6
Commitments and contingencies
Stockholders’ equity:
Common stock, $.001 par value; 2,000,000,000 shares authorized; 544,003,038 shares issued; 156,842,018 and 161,651,639 shares outstanding, respectively	0.1	0.1
Additional paid-in capital	2,733.5	2,608.7
Treasury stock, at cost, 387,161,020 and 382,351,399 shares, respectively	(5,814.6)	(4,638.1)
Retained earnings	5,986.1	5,240.4
Accumulated other comprehensive losses	(916.1)	(394.6)
Total Verisk stockholders' equity	1,989.0	2,816.5
Noncontrolling interests	17.0	26.0
Total stockholders’ equity	2,006.0	2,842.5
Total liabilities and stockholders’ equity	$6,974.6	$7,808.1

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions, except for share and per share data)
Revenues	$745.3	$759.0	$2,267.1	$2,232.6
Operating expenses (income):
Cost of revenues (exclusive of items shown separately below)	246.7	265.3	773.3	792.6
Selling, general and administrative	125.9	115.1	387.1	346.3
Depreciation and amortization of fixed assets	51.7	52.1	151.1	153.9
Amortization of intangible assets	36.6	37.6	121.0	133.1
Other operating loss (income), net	7.8	—	(353.7)	—
Total operating expenses, net	468.7	470.1	1,078.8	1,425.9
Operating income	276.6	288.9	1,188.3	806.7
Other income (expense):
Investment income	3.1	0.1	7.4	1.3
Interest expense	(34.5)	(29.9)	(97.6)	(96.8)
Total other expense, net	(31.4)	(29.8)	(90.2)	(95.5)
Income before income taxes	245.2	259.1	1,098.1	711.2
Provision for income taxes	(55.7)	(54.2)	(205.0)	(186.7)
Net income	189.5	204.9	893.1	524.5
Less: Net income attributable to noncontrolling interests	(0.1)	(3.2)	(0.3)	(0.2)
Net income attributable to Verisk	$189.4	$201.7	$892.8	$524.3
Basic net income per share attributable to Verisk	$1.21	$1.25	$5.63	$3.24
Diluted net income per share attributable to Verisk	$1.20	$1.24	$5.59	$3.21
Weighted-average shares outstanding:
Basic	156,940,608	161,366,544	158,531,439	162,005,382
Diluted	157,978,606	162,792,791	159,580,262	163,425,349

VERISK ANALYTICS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

For the Three and Nine Months Ended September 30, 2022 and 2021

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)
Cash flows from operating activities:
Net income	$189.5	$204.9	$893.1	$524.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	51.7	52.1	151.1	153.9
Amortization of intangible assets	36.6	37.6	121.0	133.1
Amortization of debt issuance costs and original issue discount, net of original issue premium	0.2	0.4	0.9	1.1
Provision for doubtful accounts	1.5	4.3	4.4	13.0
Loss (gain) on sale of assets	7.8	—	(427.4)	—
Stock-based compensation expense	11.3	11.2	50.2	47.4
Impairment of long-lived assets	—	—	73.7	—
Deferred income taxes	(11.9)	1.3	(61.3)	33.9
Loss on disposal of fixed assets	0.1	0.1	0.8	0.1
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	21.0	(7.9)	(82.3)	(48.9)
Prepaid expenses and other assets	6.0	(4.4)	(11.5)	(27.5)
Operating lease right-of-use assets, net	16.6	9.9	35.3	30.9
Income taxes	24.9	10.9	2.3	11.5
Accounts payable and accrued liabilities	36.4	49.2	(27.2)	29.2
Deferred revenues	(93.4)	(71.2)	134.3	116.5
Operating lease liabilities	(18.0)	(10.5)	(38.2)	(31.0)
Other liabilities	(0.1)	(2.7)	(9.2)	(20.6)
Net cash provided by operating activities	280.2	285.2	810.0	967.1
Cash flows from investing activities:
Acquisitions and purchase of additional controlling interest, net of cash acquired of $0.0 and $0.0; $17.4 and $5.7 respectively	—	(17.9)	(448.9)	(49.4)
Proceeds from sale of assets	—	—	1,073.3	—
Investments in nonpublic companies	(2.1)	(6.0)	(43.9)	(21.1)
Capital expenditures	(65.8)	(61.4)	(195.0)	(183.1)
Escrow funding associated with acquisitions	—	(2.4)	(2.3)	(7.2)
Payment of contingent liability related to acquisition	—	—	—	(1.2)
Other investing activities, net	—	—	—	0.8
Net cash (used in) provided by investing activities	(67.9)	(87.7)	383.2	(261.2)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
	(in millions)
Cash flows from financing activities:
Proceeds from short-term debt	290.0	15.0	330.0	355.0
Repayment of current portion of long-term-debt	(350.0)	—	(350.0)	(450.0)
Proceeds from issuance of short-term debt with original maturities less than three months	—	—	125.0	—
Repurchases of common stock	(300.0)	(150.0)	(1,196.3)	(400.0)
Proceeds from stock options exercised	18.6	23.9	111.6	44.9
Net share settlement of taxes from restricted stock and performance share awards	(0.4)	(0.2)	(20.4)	(11.2)
Dividends paid	(48.6)	(46.8)	(147.2)	(141.0)
Other financing activities, net	(9.4)	(11.1)	(13.5)	(14.8)
Net cash used in financing activities	(399.8)	(169.2)	(1,160.8)	(617.1)
Effect of exchange rate changes	(16.4)	(2.5)	(35.9)	(5.5)
Net (decrease) increase in cash and cash equivalents	(203.9)	25.8	(3.5)	83.3
Cash and cash equivalents, beginning of period	480.7	276.3	280.3	218.8
Cash and cash equivalents, end of period	$276.8	$302.1	$276.8	$302.1
Supplemental disclosures:
Income taxes paid	$42.6	$45.8	$264.4	$144.7
Interest paid	$13.7	$21.2	$74.3	$90.9
Noncash investing and financing activities:
Deferred tax liability established on date of acquisition	$—	$1.1	$16.5	$5.5
Net assets sold as part of the disposition	$—	$—	$607.4	$—
Finance lease additions	$1.4	$1.9	$4.9	$4.5
Operating lease additions, net	$7.6	$11.6	$15.9	$21.0
Fixed assets included in accounts payable and accrued liabilities	$0.2	$10.5	$0.2	$10.5

Non-GAAP Reconciliations

Consolidated Adjusted EBITDA Reconciliation

(in millions)

Note: EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures. Margin is calculated as a percentage of revenues.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022		2021		2022		2021
	Total	Margin	Total	Margin	Total	Margin	Total	Margin
Net income	$189.5	25.4%	$204.9	27.0%	$893.1	39.4%	$524.5	23.5%
Depreciation and amortization of fixed assets	51.7	7.0	52.1	6.9	151.1	6.7	153.9	6.9
Amortization of intangible assets	36.6	4.9	37.6	5.0	121.0	5.3	133.1	6.0
Interest expense	34.5	4.6	29.9	3.9	97.6	4.3	96.8	4.3
Provision for income taxes	55.7	7.5	54.2	7.1	205.0	9.0	186.7	8.3
EBITDA	368.0	49.4	378.7	49.9	1,467.8	64.7	1,095.0	49.0
Impairment loss	—	—	—	—	73.7	3.3	—	—
Acquisition-related costs (earn-outs)	7.7	1.0	0.1	—	7.7	0.3	0.1	0.1
Loss (gain) from dispositions	7.8	1.1	—	—	(427.4)	(18.8)	—	—
Severance expense	—	—	—	—	1.8	0.1	—	—
Adjusted EBITDA	383.5	51.5	378.8	49.9	1,123.6	49.6	1,095.1	49.1
Adjusted EBITDA from acquisitions and dispositions	(6.1)	(0.9)	(24.0)	(3.1)	(32.6)	(1.5)	(59.5)	(2.7)
Organic adjusted EBITDA	$377.4	50.6	$354.8	46.8	$1,091.0	48.1	$1,035.6	46.4

Segment Results Summary and Adjusted EBITDA Reconciliation

(in millions)

Note: Organic revenues, EBITDA, adjusted EBITDA, and organic adjusted EBITDA are non-GAAP measures.

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$610.1	$135.2	$—	$557.9	$165.9	$35.2
Revenues from acquisitions and dispositions	(28.1)	—	—	(16.2)	(1.1)	—
Organic revenues	$582.0	$135.2	$—	$541.7	$164.8	$35.2

EBITDA	$329.3	$40.1	$(1.4)	$311.5	$60.5	$6.7
Acquisition-related costs (earn-outs)	7.7	—	—	0.1	—	—
(Gain) loss from dispositions	—	6.4	1.4	—	—	—
Severance expense	—	—	—	—	—	—
Adjusted EBITDA	337.0	46.5	0.0	311.6	60.5	6.7
Adjusted EBITDA from acquisitions and dispositions	(8.0)	1.9	—	(4.6)	(12.7)	(6.7)
Organic adjusted EBITDA	$329.0	$48.4	$—	$307.0	$47.8	$—

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
Revenues	$1,806.5	$423.0	$37.6	$1,643.5	$484.4	$104.7
Revenues from acquisitions and dispositions	(76.3)	(26.5)	(37.6)	(44.7)	(1.5)	—
Organic revenues	$1,730.2	$396.5	$—	$1,598.8	$482.9	$104.7

EBITDA	$965.5	$589.1	$(86.8)	$911.2	$171.8	$12.0
Impairment loss	—	—	73.7	—	—	—
Acquisition-related costs (earn-outs)	7.7	—	—	0.1	—	—
(Gain) loss from dispositions	—	(447.0)	19.6	—	—	—
Severance expense	—	1.8	—	—	—	—
Adjusted EBITDA	973.2	143.9	6.5	911.3	171.8	12.0
Adjusted EBITDA from acquisitions and dispositions	(18.0)	(8.1)	(6.5)	(14.8)	(32.7)	(12.0)
Organic adjusted EBITDA	$955.2	$135.8	$0.0	$896.5	$139.1	$—

Segment Adjusted EBITDA Margin Reconciliation

Note: Segment adjusted EBITDA margin is calculated as a percentage of respective segment revenues.

	Three Months Ended September 30, 2022			Three Months Ended September 30, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	54.0%	29.6%	—%	55.8%	36.5%	19.0%
Acquisition-related costs (earn-outs)	1.2	—	—	0.1	—	—
(Gain) loss from dispositions	—	4.8	—	—	—	—
Adjusted EBITDA margin	55.2	34.4	—	55.9	36.5	19.0

	Nine Months Ended September 30, 2022			Nine Months Ended September 30, 2021
	Insurance	Energy and Specialized Markets	Financial Services	Insurance	Energy and Specialized Markets	Financial Services
EBITDA margin	53.4%	139.3%	(230.8)%	55.4%	35.5%	11.4%
Acquisition-related costs (earn-outs)	0.5	—	—	—	—	—
Impairment loss	—	—	196.1	—	—	—
(Gain) loss from dispositions	—	(105.7)	52.1	—	—	—
Severance expense	—	0.4	—	—	—	—
Adjusted EBITDA margin	53.9	34.0	17.4	55.4	35.5	11.4

Consolidated Adjusted EBITDA Expense Reconciliation

(in millions)

Note: Adjusted EBITDA expenses are a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Operating expenses	$468.7	$470.1	$1,078.8	$1,425.9
Depreciation and amortization of fixed assets	(51.7)	(52.1)	(151.1)	(153.9)
Amortization of intangible assets	(36.6)	(37.6)	(121.0)	(133.1)
Investment (income) loss	(3.1)	(0.1)	(7.4)	(1.3)
Acquisition-related costs (earn-outs)	(7.7)	(0.1)	(7.7)	(0.1)
Impairment loss	—	—	(73.7)	—
(Loss) gain from dispositions	(7.8)	—	427.4	—
Severance expense	—	—	(1.8)	—
Adjusted EBITDA expenses	$361.8	$380.2	$1,143.5	$1,137.5

Diluted Adjusted EPS Reconciliation

(in millions, except per share amounts)

Note: Diluted adjusted EPS is a non-GAAP measure.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Net income	$189.5	$204.9	$893.1	$524.5
plus: Amortization of intangibles	36.6	37.6	121.0	133.1
less: Income tax effect on amortization of intangibles	(8.1)	(8.2)	(26.6)	(29.2)
plus: Acquisition-related costs and interest expense (earn-outs)	7.7	0.1	7.7	0.1
less: Income tax effect on acquisition-related costs and interest expense (earn-outs)	(1.8)	—	(1.8)	—
plus: Impairment loss	—	—	73.7	—
less: Income tax effect on impairment loss	—	—	(16.8)	—
plus: Loss (gain) from dispositions	7.8	—	(427.4)	—
less: Income tax effect on (loss) gain from dispositions	(1.8)	—	66.8	—
plus: Severance expense	—	—	1.8	—
less: Income tax effect on severance expense	—	—	(0.4)	—
Adjusted net income	$229.9	$234.4	$691.1	$628.5

Diluted EPS attributable to Verisk	$1.20	$1.24	$5.59	$3.21
Diluted adjusted EPS	$1.46	$1.44	$4.33	$3.85

Weighted-average diluted shares outstanding	158.0	162.8	159.6	163.4

Free Cash Flow Reconciliation

(in millions)

Note: Free cash flow is a non-GAAP measure.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	Change	2022	2021	Change
Net cash provided by operating activities	$280.2	$285.2	(1.8)%	$810.0	$967.1	(16.2)%
Capital expenditures	(65.8)	(61.4)	7.2	(195.0)	(183.1)	6.5
Free cash flow	$214.4	$223.8	(4.2)	$615.0	$784.0	(21.6)